UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

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THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, Frederick H. Eppinger will retire from his positions as director, President and Chief Executive Officer of The Hanover Insurance Group, Inc. (the “Company”), effective upon the assumption of such responsibilities by Joseph M. Zubretsky, which is expected to occur on June 20, 2016.  To help ensure a smooth leadership transition, Mr. Eppinger has agreed to continue to make his services available, in a limited part-time capacity, from June 20, 2016 through the end of the year.  To that end, on May 24, 2016, Mr. Eppinger entered into a transition services letter agreement (“Transition Letter”) with the Company, the material terms of which are as follows:

•	Mr. Eppinger will be available to provide advice and assistance in an advisory role through December 31, 2016;
•	Mr. Eppinger will receive a consulting fee of $30,000 per month from July 1 through December 31, 2016;
•

In recognition that he will have substantially fulfilled the service requirement associated with certain equity awards scheduled to vest in February 2017, Mr. Eppinger will be paid an amount, in cash, equal to 50% of the value of such awards, based upon the Company’s Common Stock value as of the date such awards otherwise would have vested;

•	The Company will continue to provide Mr. Eppinger financial planning services (on a taxable basis) through its current provider through December 31, 2016; and
•

Mr. Eppinger agreed not to compete with the Company through December 31, 2016, to execute a general release in favor of the Company, and to confirm certain confidentiality, non-solicitation and non-interference provisions that will survive his retirement for a minimum of one year.

As previously announced, Mr. Eppinger will remain on the Board as a holdover director until succeeded by Mr. Zubretsky.  At such time, as previously agreed, Mr. Zubretsky will be appointed to the Board for a term expiring at the 2019 annual meeting of shareholders.

As previously agreed, Mr. Eppinger will remain eligible for a 2016 short-term incentive compensation award, pro-rated to reflect his tenure as CEO.

In accordance with their respective terms, any unvested equity awards then held by Mr. Eppinger will be forfeited and cancelled without consideration effective on his retirement date.

The foregoing description of the terms of the Transition Letter does not purport to be complete and is qualified in its entirety by the Transition Letter attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 24, 2016.  At that meeting, the Company’s shareholders elected (i) Michael P. Angelini and Karen C. Francis to serve as directors until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified; and (ii) Richard H. Booth and Joseph R. Ramrath to serve as directors until the 2019 annual meeting of shareholders and until their successors are duly elected and qualified.  At the annual meeting, the Company’s shareholders also (1) approved an advisory vote on executive compensation, and (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.

The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

Item 1 – Election of Directors

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Michael P. Angelini	33,773,340	975,376	65,658	2,348,113
Karen C. Francis	34,665,614	83,001	65,759	2,348,113
Richard H. Booth	34,661,778	83,826	68,770	2,348,113
Joseph R. Ramrath	34,410,296	333,557	70,521	2,348,113

Item 2 – Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,559,581	1,109,132	145,661	2,348,113

Item 3 – Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
36,696,430	398,409	67,648

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Transition Letter dated May 24, 2016 by and between Frederick H. Eppinger and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: May 24, 2016	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President, General
Counsel and Asst. Secretary

EXHIBIT INDEX

10.1	Transition Letter dated May 24, 2016 by and between Frederick H. Eppinger and the Registrant.